Boyle CPA, LLC

Certified Public Accountants & Consultants

Item 16.1

March 15, 2021

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Ladies and Gentlemen:

We have read Xtreme Fighting Championship, Inc.’s statements included under Item 4.01 of its Form 8-K dated March 15, 2021. We agree with the statements concerning our Firm under Item 9.  We are not in a position to agree or disagree with other statements contained therein.

Very truly yours,

/s/ Boyle CPA, LLC

Boyle CPA, LLC

Bayville, NJ

361 Hopedale Drive SE P (732) 822-4427

Bayville, NJ 08721 F (732) 510-0665